EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of Innovation Beverage Group Ltd. of our report dated May 15, 2025, relating to our audit of the consolidated financial statements of Innovation Beverage Group Ltd. for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida

March 9, 2026

3702 West Spruce Street, Suite 1430 ● Tampa, Florida 33607 ● +1.813.441.9707